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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             INTERPHASE CORPORATION
             (Exact name of registrant as specified in its charter)


          TEXAS                                             75-1549797
(State of incorporation)                       (IRS Employer Identification No.)

                        13800 SENLAC, DALLAS, TEXAS 75234
                    (Address of principal executive offices)

                                 (214) 654-5000
              (Registrant's telephone number, including area code)

        INTERPHASE CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN AND INTERPHASE CORPORATION AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN

                          GREGORY B. KALUSH, PRESIDENT
                             INTERPHASE CORPORATION
                                  13800 SENLAC
                               DALLAS, TEXAS 75234
                                 (214) 654-5000
            (Name, address, including zip code, and telephone number,
             including area code, of Registrant's agent for service)

                         CALCULATION OF REGISTRATION FEE

                                              Proposed maximum       Proposed maximum
 Title of securities       Amount to be      offering price per     aggregate offering          Amount of
   to be registered         registered            share(2)              price(1)(2)         registration fee(2)
--------------------       ------------      ------------------     ------------------      -------------------
Common stock, $.10
  par value              2,400,000 shares          $4.65                $11,160,000              $1,026.72


(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Interphase Corporation Amended and Restated Stock Option Plan (the "Plan").

(2) Calculated pursuant to Rule 457 (h), based on the prices at which outstanding options may be exercised (as to 800,564 shares), plus the average of the high and low prices for Common Stock on August 5, 2002, as quoted by the NASDAQ Stock Market (as to 1,599,436 shares for which the exercise price is unknown).

Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under Registration Statements on Form S-8 Nos. 33-5811, 33-38977, 33-62136, 33-87546 and 333-91029 of the
registrant. These Shares of Common Stock and the options are described in the
Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.


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

On January 19, 2000, the Board adopted, subject to shareholder approval, an amendment to the Interphase Corporation Amended and Restated Stock Option Plan (the "Employees Plan") to increase from 2,350,000 to 3,500,000 the aggregate number of shares of the Registrant's Common Stock, $.10 par value per share (the "Common Stock"), reserved for issuance in connection with grants of stock options under the Employees Plan. At a meeting held on February 9, 2000, the Board adopted, subject to shareholder approval, an amendment to the Interphase Corporation Directors Stock Option Plan (the "Directors Plan") to increase from 500,000 to 750,000 the aggregate number of shares of Common Stock reserved for issuance in connection with grants of stock options under the Directors Plan. The shareholders of the Company approved the amendments to the Employees Plan and the Directors Plan at a meeting held on May 3, 2000. On March 19, 2002, the Board adopted, subject to shareholder approval, an amendment to the Employees Plan to increase from 3,500,000 to 4,500,000 the aggregate number of shares of the Registrant's Common Stock, $.10 par value per share (the "Common Stock"), reserved for issuance in connection with grants of stock options under the Employees Plan. The shareholders of the Company approved the amendments to the Employees Plan and the Directors Plan at a meeting held on May 1, 2002. The contents of the Registrant's Registration Statements on Forms S-8 (File Nos. 33-5811, 33-38977, 33-62136, 33-87546 and 333-91029) filed with the Securities and Exchange Commission (the "Prior S-8s"), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement. The contents of the Registrant's Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 26, 2002, including the documents incorporated by reference therein and the financial statements are incorporated by reference into this Registration Statement.

                                     PART II

Item 8. Exhibits

         In addition to the exhibits filed or incorporated by reference in to the prior S-8's, the following documents are filed as Exhibits to this Registration Statement:

          4.1  Interphase Corporation Amended and Restated Stock Option Plan.(1)

          4.2  Amendment No. 1 to the Employees Plan.(1)

          4.3  Amendment No. 2 to the Employees Plan.(1)

          4.4  Amendment No. 3 to the Employees Plan.(2)

          4.5  Amendment No. 4 to the Employees Plan.(4)

          4.6  Amendment No. 5 to the Employees Plan.(4)

          4.7  Interphase Corporation Directors Stock Option Plan.(3)

          4.8  Amendment No. 1 to the Directors Plan.(3)

          4.9  Amendment No. 2 to the Directors Plan.(4)

          5.1  Opinion of Gardere Wynne Sewell, LLP.(4)

          23.1 Notice regarding consent of Arthur Andersen LLP, independent public accountants to incorporation of report by reference.(4)

          23.2 Consent of legal counsel (included in the opinion of Gardere Wynne Sewell, LLP, filed herewith as Exhibit 5.1)

          24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

----------

(1) Filed as an exhibit to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1996 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Form S-8 Registration Statement No. 333-91029 filed November 15, 1999, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1995 and incorporated herein by reference.

(4)  Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on August 8, 2002.

                              INTERPHASE CORPORATION (Registrant)



                              By:  /s/ Gregory B. Kalush
                                   --------------------------------------------
                                   Gregory B. Kalush
                                   Chairman of the Board,
                                   Chief Executive Officer and
                                   President


                              By:  /s/ Steven P. Kovac
                                   --------------------------------------------
                                   Steven P. Kovac
                                   Chief Financial Officer,
                                   Vice President of Finance and Treasurer
                                   (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Gregory B. Kalush (with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, and the securities regulatory authorities of the several states, registration statements, any amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act or the registration or qualification under any applicable state securities laws or regulations, of shares of Common Stock issuable pursuant to the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 8, 2002.

             Name                                         Title
             ----                                         -----
     /s/ Gregory B. Kalush               Chairman of the Board,
-------------------------------          Chief Executive Officer and President
   Gregory B. Kalush                     (Principal executive officer)


      /s/ Steven P. Kovac                Chief Financial Officer, Treasurer and
-------------------------------          Vice President of Finance
        Steven P. Kovac                  (Principal financial officer)

      /s/ Paul N. Hug                    Director
-------------------------------
         Paul N. Hug

   /s/ Randall D. Ledford                Director
-------------------------------
      Randall D. Ledford


   /s/ Michael J. Myers                  Director
-------------------------------
      Michael J. Myers

   /s/ David H. Segrest                  Director
-------------------------------
      David H. Segrest

   /s/ Kenneth V. Spenser                Director
-------------------------------
      Kenneth V. Spenser

  /s/ S. Thomas Thawley                  Vice Chairman, Director
-------------------------------          and Secretary
     S. Thomas Thawley

    /s/ William R. Voss                  Director
-------------------------------
       William R. Voss



                                INDEX TO EXHIBITS


     Exhibit
     Number                          Description of Document
     -------                         -----------------------
          4.1       Interphase Corporation Amended and Restated Stock Option
                    Plan.(1)

          4.2       Amendment No. 1 to the Employees Plan.(1)

          4.3       Amendment No. 2 to the Employees Plan.(1)

          4.4       Amendment No. 3 to the Employees Plan.(2)

          4.5       Amendment No. 4 to the Employees Plan.(4)

          4.6       Amendment No. 5 to the Employees Plan.(4)

          4.7       Interphase Corporation Directors Stock Option Plan.(3)

          4.8       Amendment No. 1 to the Directors Plan.(3)

          4.9       Amendment No. 2 to the Directors Plan.(4)

          5.1       Opinion of Gardere Wynne Sewell, LLP.(4)

          23.1 Notice regarding consent of Arthur Andersen LLP, independent public accountants to incorporation of report by reference.(4)

          23.2      Consent of legal counsel (included in the opinion of Gardere
                    Wynne Sewell, LLP, filed herewith as Exhibit 5.1)

          24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

----------

(1) Filed as an exhibit to the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1996 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Form S-8 Registration Statement No. 333-91029 filed November 15, 1999, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1995 and incorporated herein by reference.

(4)  Filed herewith.



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